EXHIBIT 23.2

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Ultradata Systems, Inc. of our report for the year ended December 31, 2002, dated February 7, 2003, relating to the financial statements of Ultradata Systems, Inc. appearing in the Report on Form 10-KSB of Ultradata Systems, Inc. filed on March 29, 2004.


                                /s/Weinberg & Company, P.A.
                                --------------------------------
                                Weinberg & Company, P.A.

Boca Raton, Florida
September 15, 2004